Exhibit 4.16

WORKING CAPITAL LOAN CONTRACT

Contract No.: XXX

Borrower: Shengfeng Logistics Group Co., Ltd.

Unified Social Credit Code: XXX

Legal Representative / Person in Charge: XXX

Address: XXX Postal Code: XXX

Account-opening Financial Institution & Account No.: Bank of China Co., Ltd. Fuzhou Jian’an Branch Business Department XXX

Tel: XXX Fax: XXX

Email: XXX

Lender: Bank of China Co., Ltd. Fuzhou Jian’an Branch

Legal Representative / Person in Charge: XXX

Address: XXX

Postal Code: XXX

Tel: XXX Fax: XXX

The Borrower and the Lender have reached agreement through equal negotiation on matters concerning the Lender’s disbursement of working capital loans to the Borrower, and hereby enter into this Contract.

This Contract is a specific agreement under the “Credit Facility Agreement” with reference number XXX signed between Shengfeng Logistics Group Co., Ltd. and Bank of China Co., Ltd. Fuzhou Jian’an Branch.

Article 1 Loan Amount

Loan Currency: RMB.

Loan Amount: (In words) RMB XXX; (In figures) ¥XXX.

Article 2 Loan Term

Loan term: 12 months, calculated from the actual drawdown date; if drawn down in installments, calculated from the first actual drawdown date.

The Borrower shall strictly draw down funds at the agreed drawdown time. If the actual drawdown date is later than the agreed drawdown time, the Borrower shall still repay in accordance with the repayment schedule stipulated in this Contract.

Article 3 Loan Purpose

Loan purpose: XXX.

Without the Lender’s prior written consent, the Borrower shall not change the loan purpose, including but not limited to the Borrower shall not use the loan for purchasing property or repaying residential mortgage loans, shall not use the loan for shareholders’ dividends or investments in financial assets, fixed assets, or equity; shall not use the loan for any areas and purposes prohibited by laws and regulations, regulatory rules, or the State; shall not use the loan for on-lending or purchasing other financial products for arbitrage; shall not use the loan for inflating fiscal revenues; shall not use the loan for illegally adding new local government hidden debts; and other purposes prohibited by the State for bank loans.

Article 4 Loan Interest Rate and Interest Settlement

The Lender shall disclose the annualized interest rate of loans under this Contract to the Borrower through the “Notice of Annualized Loan Interest Rate” attached to this Contract. If the annualized interest rate of loans under this Contract is calculated only based on the loan interest rate disclosed in Clause 1 of this Article, the aforementioned “Notice of Annualized Loan Interest Rate” shall not apply.

1. Loan Interest Rate

The loan interest rate (annualized interest rate; RMB loans use simple interest; foreign currency loans use simple interest / simple-compound interest combination (choose one)) is the following type (2):

(1) Fixed rate: annual interest rate XXX %. The interest rate remains unchanged during the loan term.

RMB loan fixed rate source: based on the Loan Prime Rate (LPR) for 1-year / 5-year or above (choose one) most recently published by the National Interbank Funding Center as of one working day before this Contract takes effect, plus / minus (choose one) XXX basis points;

Foreign currency loan fixed rate source:

A. The applicable benchmark rate on the effective date (T Day) of this Contract plus XXX basis points. The benchmark rate is the rate corresponding to the currency and term of the loan under this Contract as displayed on the Bloomberg Finance terminal or obtained from the Reuters information system, which is the XXX (term) USD TERM SOFR / JPY TIBOR / EUR EURIBOR / XXX rate value as of T-2 / T-3 working days. If the foreign currency benchmark rate is negative, it shall be taken as zero. Working days referred to in this paragraph mean working days at the location of the relevant currency benchmark rate management institution.

B. (If the effective date (T Day) of this Contract is not a working day, the nearest working day before it shall be T Day) The applicable benchmark rate plus XXX basis points. The benchmark rate is the rate corresponding to the currency of the loan under this Contract as displayed on the Bloomberg Finance terminal, which is the USD overnight SOFR / GBP overnight SONIA / JPY overnight TONA / EUR overnight ESTR / CHF overnight SARON / XXX rate value as of T-5 working days. If the foreign currency benchmark rate is negative, it shall be taken as zero. Working days referred to in this paragraph mean working days at the location of the relevant currency benchmark rate management institution.

C. The latest XXX-month / XXX (foreign currency benchmark rate) obtained from the Reuters information system at 9:00 am Beijing time on one working day before the effective date of this Contract, plus XXX basis points. If the foreign currency benchmark rate is negative, it shall be taken as zero.

(2) Floating rate: starting from the actual drawdown date (if drawn in installments, from the first actual drawdown date), with every 12 months as one floating period, repriced once. The repricing date is the corresponding date of the first month of the next floating period; if there is no corresponding date in that month, the last day of that month applies; if the floating period is daily, the repricing date is the next floating period day.

For each drawdown:

RMB loan floating rate:

A. During the first period (from the actual drawdown date to the last day of this floating period), the rate is based on the Loan Prime Rate (LPR) for 1-year / 5-year or above (choose one) most recently published by the National Interbank Funding Center as of one working day before the actual drawdown date, plus / minus (choose one) 20 basis points;

B. On each repricing date, repriced together with other drawdowns based on the LPR for 1-year / 5-year or above (choose one) most recently published by the National Interbank Funding Center as of one working day before the repricing date, plus / minus (choose one) 20 basis points, as the applicable rate for that floating period.

Foreign currency loan floating rate:

A. If the term rate is applicable, the interest rate shall be determined as follows: during the first period (from the actual drawdown date to the last day of this floating period), the rate is determined based on the benchmark rate applicable on the actual drawdown date (T Day) plus XXX basis points. The benchmark rate is the rate corresponding to the currency of the loan under this Contract as displayed on the Bloomberg Finance terminal or obtained from the Reuters information system, which is the XXX (term) USD TERM SOFR / JPY TIBOR / EUR EURIBOR / XXX rate value as of T-2 / T-3 working days. On the repricing date (T Day), repriced together with other drawdowns based on the XXX (term) USD TERM SOFR / JPY TIBOR / EUR EURIBOR / XXX rate value as of T-2 / T-3 working days for the loan currency under this Contract as displayed on the Bloomberg Finance terminal or obtained from the Reuters information system, plus XXX basis points to determine the applicable rate for that floating period. The interest rate shall remain unchanged during the contract term. If the foreign currency benchmark rate is negative, it shall be taken as zero. Working days referred to in this paragraph mean working days at the location of the relevant currency benchmark rate management institution.

B. If the overnight rate is applicable, the interest rate shall be determined as follows: on each interest calculation date (i.e., each calendar day during the loan period, same below), the applicable rate for the loan currency under this Contract is determined based on the USD overnight SOFR / GBP overnight SONIA / JPY overnight TONA / EUR overnight ESTR / CHF overnight SARON / XXX benchmark rate plus XXX basis points. The Lender shall thereafter determine the interest calculation date rate based on the benchmark rate applicable on each interest calculation date and the aforementioned spread. The interest calculation date shall determine the daily pricing benchmark rate as follows: the first rate determination date is the actual drawdown date, and subsequent rate determination dates are each interest calculation date after the first rate determination date. The benchmark rate on the rate determination date (T Day; if the rate determination date is not a working day, the nearest working day before it is T Day) is the XXX overnight SOFR / GBP overnight SONIA / JPY overnight TONA / EUR overnight ESTR / CHF overnight SARON / XXX rate value as of T-5 working days as displayed on the Bloomberg Finance terminal for the loan currency under this Contract. The spread shall remain unchanged during the contract term. If the foreign currency benchmark rate is negative, it shall be taken as zero. Working days referred to in this paragraph mean working days at the location of the relevant currency benchmark rate management institution.

C. During the first period (from the actual drawdown date to the last day of this floating period), the rate is the latest XXX-month / XXX (foreign currency benchmark rate) obtained from the Reuters information system at 9:00 am Beijing time on one working day before the actual drawdown date, plus XXX basis points. On each repricing date, repriced together with other drawdowns based on the latest XXX (foreign currency benchmark rate) of the same floating period obtained from the Reuters information system at 9:00 am Beijing time (Beijing time) on the repricing date, plus XXX basis points, as the applicable rate for that floating period. If the foreign currency benchmark rate is negative, it shall be taken as zero.

2. Interest Calculation

(1) For the fixed rate under Clause 1(1), RMB loan floating rate under Clause 1(2), and foreign currency loan floating rates A and C under Clause 1(2):

Interest is calculated from the actual drawdown date, based on the actual drawdown amount and actual number of days used.

Interest calculation formula: Interest = Principal × Actual Number of Days × Daily Rate.

Daily rate calculation base is 360 days per year; conversion formula: Daily Rate = Annual Rate / 360.

(2) For foreign currency loan floating rate B under Clause 1(2):

Interest is calculated from the actual drawdown date, based on the actual drawdown amount and actual number of days used.

Simple interest: For portions calculated based on the pricing benchmark rate, as well as portions calculated based on the rate spread, simple interest applies.

Simple-compound interest combination: For portions calculated based on the pricing benchmark rate, daily interest for each working day = (loan principal + total accumulated interest of this portion up to the previous day) × the applicable benchmark daily rate; non-working days use simple interest. Portions calculated based on the rate spread use simple interest.

Daily rate calculation base is 360 days per year; conversion formula: Daily Rate = Annual Rate / 360.

Working days referred to above mean working days at the location of the relevant currency benchmark rate management institution.

3. Interest Settlement Method

The Borrower shall settle interest using the following method (1):

(1) Quarterly settlement: the 20th of the last month of each quarter is the settlement date, and the 21st is the interest payment date.

(2) Monthly settlement: the 20th of each month is the settlement date, and the 21st is the interest payment date.

If the last repayment date of the loan principal is not an interest payment date, the last repayment date of the loan principal shall be the interest payment date, and the Borrower shall pay all accrued interest.

4. Penalty Interest

(1) For overdue loans or loans used for non-agreed purposes, from the date of default or misappropriation, penalty interest shall be charged on the overdue or misappropriated portion at the penalty interest rate stipulated in this Article, until the principal is fully repaid.

For loans that are both overdue and misappropriated, the higher penalty interest rate shall apply.

(2) For interest and penalty interest that the Borrower cannot pay on time, compound interest shall be charged at the penalty interest rate stipulated in this Article based on the interest settlement method under Clause 3.

(3) Penalty Interest Rate

RMB loan penalty interest rate:

Fixed rate loan penalty interest rate:

A. Floating rate, with floating period of XXX months / XXX years. Repriced once every floating period from the date of default or misappropriation. The repricing date is the corresponding date of the repricing month starting from the date of default or misappropriation; if there is no corresponding date in that month, the last day of that month is the repricing date.

B. Overdue loan penalty interest rate = penalty base rate determined in item C below plus XXX %; misappropriated loan penalty interest rate = penalty base rate plus XXX %.

C. During the first floating period, the penalty base rate equals the loan interest rate stipulated in Clause 1. After each floating period, the penalty base rate for the next floating period is determined based on the LPR for 1-year / 5-year or above (choose one) most recently published by the National Interbank Funding Center as of one working day before the repricing date, plus / minus (choose one) XXX basis points.

Floating rate loan penalty interest rate:

A. The floating period of penalty interest follows the floating period of the loan interest rate stipulated in Clause 1. The repricing date for penalty interest is the corresponding date of the repricing month starting from the date of default or misappropriation; if there is no corresponding date in that month, the last day of that month is the repricing date for penalty interest.

B. Overdue loan penalty interest rate = penalty base rate determined in item C below plus 50%; misappropriated loan penalty interest rate = penalty base rate determined in item C below plus 50%.

C. During the first floating period, the penalty base rate is the actual loan interest rate in effect at the time of default or misappropriation; after each floating period, the penalty base rate for the next floating period is repriced on the repricing date in the manner stipulated in Clause 1.

Foreign currency loan penalty interest rate:

Fixed rate loan penalty interest rate:

Overdue loan penalty interest rate = loan interest rate stipulated in Clause 1(1) plus XXX basis points; misappropriated loan penalty interest rate = loan interest rate stipulated in Clause 1(1) plus XXX basis points.

Floating rate loan penalty interest rate:

A. The floating period of penalty interest and the repricing date are determined in accordance with Clause 1(2). The penalty base rate during the first floating period is the actual loan interest rate in effect at the time of default or misappropriation; after each floating period, the penalty base rate for the next floating period is repriced on the repricing date in the manner stipulated in Clause 1(2).

B. Overdue loan penalty interest rate = penalty base rate determined in item A above plus XXX basis points; misappropriated loan penalty interest rate = penalty base rate determined in item A above plus XXX basis points.

Floating rate loan penalty interest rate (interest settlement period basis):

A. From the date of default or misappropriation, the penalty base rate floats according to the interest settlement period; the penalty base rate for each settlement period is the actual rate in effect during the previous settlement period.

B. Overdue loan penalty interest rate = penalty base rate determined in item A above plus XXX basis points; misappropriated loan penalty interest rate = penalty base rate determined in item A above plus XXX basis points.

5. Other

(1) The “loan interest rate” and “penalty interest rate” under this Contract are both tax-inclusive interest rates; i.e., the interest collected by the Lender from the Borrower already includes VAT payable in accordance with national laws and regulations.

(2) If the floating rate pricing benchmark undergoes a major change, current market rules shall apply. If the Lender requires the Borrower to sign a supplementary agreement on relevant matters, the Borrower shall cooperate.

(3) “Pricing benchmark” and “benchmark rate” as used in this Article have the same meaning.

(4) “TERM SOFR” under this Contract refers to the TERM SOFR published and managed by the Chicago Mercantile Exchange (or its successor manager); “TIBOR” refers to the TIBOR published and managed by the Japanese Bankers Association (or its successor manager); “EURIBOR” refers to the EURIBOR published and managed by the European Money Markets Institute (or its successor manager); “overnight SOFR” refers to the overnight SOFR published and managed by the Federal Reserve Bank of New York (or its successor manager); “overnight SONIA” refers to the overnight SONIA published and managed by the Bank of England (or its successor manager); “overnight TONA” refers to the overnight TONA published and managed by the Bank of Japan (or its successor manager); “overnight ESTR” refers to the overnight ESTR published and managed by the European Central Bank (or its successor manager); “overnight SARON” refers to the overnight SARON published and managed by the SIX Swiss Exchange (or its successor manager).

Article 5 Conditions Precedent for Drawdown

The Borrower must meet the following conditions before drawing down:

1. This Contract and its attachments have taken effect;

2. The Borrower has provided security as required by the Lender; the security agreement has taken effect and the legally required approval, registration, or filing procedures have been completed;

3. The Borrower has pre-submitted to the Lender all borrower documents, forms, specimen seals, personnel lists, signature samples, and completed relevant vouchers related to the conclusion and performance of this Contract;

4. The Borrower has opened all accounts required by the Lender to perform this Contract;

5. The Borrower shall submit a written drawdown application and relevant loan purpose documentation to the Lender XXX bank working days before the drawdown, and complete the relevant drawdown procedures;

6. The Borrower has submitted to the Lender resolutions and authorizations from the board of directors or other competent authorities approving the signing and performance of this Contract;

7. Other drawdown conditions stipulated by laws and agreed upon by both parties: XXX.

If the above conditions are not met, the Lender has the right to refuse the Borrower’s drawdown application, except where the Lender agrees to disburse.

Article 6 Drawdown Time and Method

1. The Borrower shall draw down funds according to the following method (2):

(1) One-time drawdown on XXX year XXX month XXX day;

(2) Starting from XXX year XXX month XXX day, drawn down within XXX days;

(3) Installment drawdown according to the following schedule:

Drawdown Schedule:

Drawdown Date: XXX Drawdown Amount: XXX

Drawdown Date: XXX Drawdown Amount: XXX

Drawdown Date: XXX Drawdown Amount: XXX

2. The Lender has the right to refuse the Borrower’s drawdown application for portions not drawn within the above time.

3. Loan Commitment Service

The Lender provides commitment services to the Borrower for loans that are currently drawable but not yet drawn (“undrawn loans”) during the commitment service period (from the effective date of this Loan Contract to the drawdown date stipulated in this Contract). After negotiation between the Borrower and the Lender, the following is agreed:

The Borrower, in accordance with the principle of “fee reduction and benefit to the people”, is exempt from commitment fees for the above commitment services; the estimated exempt amount is RMB XXX.

Article 7 Loan Fund Payment

1. Loan Disbursement Account

The Borrower has opened the following account with the Lender as the loan disbursement account; all loan disbursements and payments shall be processed through this account.

Account Name: Shengfeng Logistics Group Co., Ltd.

Account No.: XXX

2. Loan Fund Payment Method

(1) The loan fund payment method shall be implemented in accordance with laws and regulations, regulatory rules, and the provisions of this Contract. The payment method for single drawdowns shall be confirmed in the drawdown application. The Lender, if it determines that the payment method selected in the drawdown application does not meet requirements, has the right to change the payment method or stop the disbursement and payment of loan funds.

(2) Lender-entrusted payment: the Lender, based on the Borrower’s drawdown application and payment authorization, transfers loan funds through the Borrower’s account to the Borrower’s transaction counterparts that meet the agreed purpose of this Contract. In accordance with relevant CBIRC regulations and the Lender’s internal management rules, loan fund payments meeting any one of the following conditions shall use lender-entrusted payment:

A. The Borrower has a new credit relationship with the Lender and the Borrower’s credit rating does not meet the Lender’s internal requirements;

B. The payment recipient is clearly identified (with a clear account number and account name) at the time of the drawdown application and the single transaction amount for a certain counterpart exceeds RMB 10 million (exclusive; foreign currency is converted at the actual drawdown date exchange rate XXX);

C. Other circumstances stipulated by the Lender or agreed upon with the Borrower: XXX.

(3) Borrower self-payment: the Lender disburses loan funds to the Borrower’s account based on the Borrower’s drawdown application, and the Borrower independently pays transaction counterparts that meet the agreed purpose. Except for circumstances where lender-entrusted payment is required as stipulated above, loan funds shall be paid using borrower self-payment.

(4) Payment method change: after the drawdown application is submitted, if changes occur in the counterpart’s payment conditions, credit rating, and other conditions stipulated in Clause 2(2) of this Article regarding self-payment loan funds, the loan fund payment method shall be changed. If the payment method is changed or the amount, counterpart, or purpose of the entrusted external payment changes, the Borrower shall provide the Lender with a written change request, re-submit the drawdown application, and provide relevant transaction documents certifying the fund purpose.

3. Specific Requirements for Lender-Entrusted Loan Fund Payment

(1) Payment authorization. For loan funds meeting lender-entrusted payment conditions, the Borrower shall clearly specify the payment authorization in the drawdown application, thereby authorizing and entrusting the Lender to directly transfer the loan funds to the Borrower’s designated transaction counterpart accounts upon transferring the loan funds to the designated Borrower account, and shall provide necessary payment information including the name of the transaction counterpart, the transaction counterpart account, and the payment amount.

(2) Transaction document provision. For loan funds meeting lender-entrusted payment conditions, the Borrower shall provide the Lender with its disbursement account, transaction counterpart account information, payment amount, and documentation proving that this drawdown meets the agreed purpose under this Contract. The Borrower shall ensure that all materials provided to the Lender are true, complete, and valid. If the Lender’s obligation to perform entrusted payment cannot be completed in time due to inaccurate, incorrect, or incomplete transaction materials provided by the Borrower, the Lender bears no responsibility, and the Borrower’s repayment obligations already incurred under this Contract shall not be affected.

(3) Performance of the Lender’s entrusted payment obligations:

A. For lender-entrusted payment, after the Borrower submits the payment authorization and relevant transaction materials and the Lender approves, the Lender will transfer the loan funds through the Borrower’s account to the Borrower’s transaction counterpart.

B. If the Lender upon review discovers that the purpose documentation and other relevant transaction materials provided by the Borrower do not comply with the provisions of this Contract or have other defects, the Lender has the right to require the Borrower to supplement, replace, explain, or re-submit relevant materials. Before the Borrower submits transaction materials that the Lender deems qualified, the Lender has the right to refuse the disbursement and payment of the relevant items.

C. If a transaction counterpart bank rejects the transfer, causing the Lender to be unable to timely transfer loan funds to the Borrower’s transaction counterpart as per the Borrower’s payment authorization, the Lender bears no responsibility and the Borrower’s repayment obligations already incurred under this Contract shall not be affected. For rejected items, the Lender is hereby authorized by the Borrower to freeze them. In this circumstance, the Borrower shall re-submit the payment authorization and purpose documentation and other relevant transaction materials.

(4) The Borrower shall not circumvent lender-entrusted payment by fragmenting payments to zero.

4. After loan funds are disbursed, the Borrower shall provide records and materials on loan fund usage as required by the Lender; the materials to be provided include but are not limited to: payment vouchers, etc.

5. Upon occurrence of any of the following circumstances, the Lender has the right to re-confirm loan disbursement and payment conditions, change the loan payment method, or stop or suspend loan disbursement and payment:

(1) Operating and financial conditions have significantly deteriorated;

(2) The Borrower’s credit status has declined or core business profitability is weak;

(3) Loan funds are used abnormally or lender-entrusted payment is circumvented;

(4) The Borrower fails to provide loan fund usage records and materials in a timely manner as required by the Lender;

(5) The Borrower violates the payment provisions of this Article;

(6) Other serious violations of the contract.

Article 8 Repayment

1. The Borrower designates the following account as the fund return account; loan repayments shall be credited to this account. The Borrower shall timely provide information on the inflows and outflows of this account. The Lender has the right to require the Borrower to explain large or abnormal fund flows in and out of the return account and to monitor this account, and has the right to require the Borrower to separately sign an account management agreement for the return account.

Account Name: Shengfeng Logistics Group Co., Ltd.

Account No.: XXX

2. Unless otherwise agreed, the Borrower shall repay loans under this Contract in accordance with the following repayment plan (1):

(1) Repay all loans under this Contract upon the loan maturity date.

(2) Repay loans under this Contract according to the following repayment schedule:

Repayment Schedule:

Repayment Date: XXX Repayment Amount: XXX

Repayment Date: XXX Repayment Amount: XXX

(3) Other repayment plan: XXX.

If the Borrower needs to change the above repayment plan, it must submit a written application to the Lender at least XXX bank working days before the relevant loan matures. Any changes to the repayment plan must be confirmed in writing by both parties.

3. Unless otherwise agreed, when the Borrower simultaneously owes the Lender loan principal and interest, as well as fees for enforcing creditor’s rights, the Lender has the right to decide the order of repayment of principal, interest, and fees for enforcing creditor’s rights; in installment repayment situations, if there are multiple matured loans or overdue loans under this Contract, the Lender has the right to decide the order of repayment for each installment; if there are multiple matured loan contracts between the Borrower and the Lender, the Lender has the right to decide the order of contract performance for each repayment.

4. Unless otherwise agreed, the Borrower may repay early, but shall notify the Lender in writing XXX bank working days in advance. Early repayment amounts shall first be applied to the loan with the latest maturity date, in reverse order.

For loans applying simple-compound interest combination, if early repayment or partial early repayment is involved, all interest corresponding to the early repayment principal shall be settled at one time.

The Lender has the right to charge early repayment penalties on the early repayment portion at the standard interest rate applicable on the early repayment date.

5. The Borrower shall repay loans using the following method (1):

(1) The Borrower shall deposit sufficient funds in the repayment account no later than XXX bank working days before each loan interest payment date; the Lender has the right to debit from this account on each loan interest payment date.

Repayment Account Name: Shengfeng Logistics Group Co., Ltd.

Account No.: XXX

(2) Other repayment methods agreed by both parties: XXX.

Article 9 Security

1. The security method for debts under this Contract is:

This Contract is a principal contract under the “Maximum Amount Guarantee Contract” with reference number XXX signed between guarantor XXX and the Lender, under which the guarantor provides maximum amount guarantee.

This Contract is a principal contract under the “Maximum Amount Mortgage Contract” with reference number XXX signed between mortgagor XXX and the Lender, under which the mortgagor provides maximum amount mortgage.

2. If events occur that the Lender considers may affect the Borrower’s or guarantor’s ability to perform obligations, or the security agreement becomes invalid, revoked, or released, or the Borrower’s or guarantor’s financial condition deteriorates or major litigation or arbitration cases are involved, or the Borrower’s or guarantor’s accounts are frozen, or due to other reasons violations occur under other contracts between the Borrower or guarantor and the Lender, or the security value decreases or is lost due to the collateral being damaged, destroyed, lost, or sealed, causing the security value to weaken or disappear, the Lender has the right to require, and the Borrower is obligated to provide new security, replace the guarantor, etc. to secure the performance of obligations under this Contract.

Article 10 Invoice Issuance

1. After the Lender confirms receipt of payment items, the Borrower may apply to the Lender for issuance of a VAT invoice (☐ VAT special invoice / VAT general invoice). After receiving the Borrower’s application for issuance of a VAT invoice, the Lender will issue a VAT invoice to the Borrower.

2. The Borrower may apply for VAT invoice issuance at the relevant business handling institution or other institutions designated by the Lender.

3. The Borrower must confirm that the payment payer, contract signatory, and the buyer listed on the VAT invoice are the same taxpayer entity. If they are inconsistent, any losses resulting in the Borrower’s inability to account for or lawfully deduct input tax shall be borne by the Borrower itself.

4. If the Borrower obtains the invoice and then loses it, the Lender need not re-issue a VAT invoice.

5. If the Lender provides discounts to the Borrower, the VAT invoice shall be issued at the discounted price.

6. If the Lender provides services to the Borrower free of charge, the Lender need not issue a VAT invoice.

7. When the Lender issues a VAT invoice to the Borrower, the Borrower should promptly verify the invoice information. If the invoice information is incorrect, the Borrower shall promptly apply to the Lender to re-issue the VAT invoice.

Article 11 Representations and Warranties

1. Borrower’s Representations:

(1) The Borrower is legally registered and approved by market supervision authorities or competent authorities and validly exists, with full civil rights capacity and civil conduct capacity to sign and perform this Contract;

(2) The signing and performance of this Contract is based on the Borrower’s true intention, having obtained legal and valid authorization in accordance with its articles of association or other internal management documents, and will not violate any agreement, contract, or other legal document binding on the Borrower. The Borrower has already obtained or will obtain all relevant approvals, permits, filings, or registrations required for signing and performing this Contract;

(3) All documents, financial statements, vouchers, and other materials provided by the Borrower to the Lender under this Contract are true, complete, accurate, and valid;

(4) The transaction background for the Borrower’s application to the Lender for business operations is genuine and lawful, not involving money laundering, terrorist financing, proliferation financing of weapons of mass destruction, tax evasion, fraud, or other illegal purposes, and not violating applicable sanctions regulations of the United Nations, China, or other applicable jurisdictions;

(5) The Borrower has not concealed from the Lender any events that may affect its or the guarantor’s financial condition and ability to perform obligations;

(6) The Borrower and loan projects meet national environmental standards, and are not enterprises and projects with prominent energy consumption and pollution problems identified and announced by relevant national authorities that have failed to rectify; there are no energy consumption or pollution risks;

(7) The loan purpose and repayment source are genuine and lawful;

(8) Other matters stated by the Borrower: XXX.

2. Borrower’s Undertakings:

(1) As required by the Lender, periodically or timely submit financial statements (including but not limited to annual, quarterly, and monthly reports) and other relevant materials to the Lender. The Borrower ensures continuous compliance with the following financial indicator requirements: A. The Borrower’s most recent single and consolidated financial statements show an asset-liability ratio no higher than 65% and a current ratio no lower than 1; B. The Borrower’s working capital loan balance does not exceed RMB 400 million and does not exceed 25% of consolidated annual revenue;

(2) If the Borrower has already or will sign a counter-guarantee agreement or similar agreement with the guarantor under this Contract regarding its guarantee obligations, the agreement will not harm the Lender’s any rights under this Contract;

(3) Cooperate with the Lender in loan payment management and post-loan management, accept the Lender’s credit inspections and supervision, and provide sufficient assistance and cooperation. For self-payment by the Borrower, the Borrower shall accept and cooperate with the Lender’s inspections and supervision through account analysis, voucher inspection, on-site investigation, and other methods to verify whether loan payments comply with the agreed purpose and whether there are situations of fragmenting payments to zero to circumvent entrusted payment. The Borrower shall periodically report to the Lender on loan fund payments and usage as required; specific reporting frequency: monthly;

(4) Before undertaking major events that may affect the Borrower’s repayment ability, such as mergers, divisions, capital reductions, equity transfers, external investments, providing external guarantees, material increases in debt financing, and major asset and creditor’s rights transfers, the Borrower must first obtain the Lender’s written consent;

If any of the following situations occur, the Borrower shall promptly notify the Lender:

A. Changes in the Borrower’s or guarantor’s articles of association, business scope, registered capital, or legal representative;

B. Changes in business operations such as joint operations, foreign joint ventures, cooperation, contract operations, reorganizations, restructurings, or planned public listings of any form;

C. Involvement in major litigation or arbitration cases, or assets or collateral being sealed, seized, or monitored, or new security being established on collateral;

D. Suspension of business, dissolution, liquidation, suspension for rectification, revocation, cancellation of business license, or (being) subject to bankruptcy proceedings;

E. Shareholders, directors, and current senior management involved in major cases or economic disputes;

F. Default events under the Borrower’s other contracts;

G. Occurrence of operational difficulties and financial deterioration;

H. Other material adverse events affecting the Borrower’s repayment ability.

(5) The Borrower’s repayment priority to the Lender’s debts is superior to the Borrower’s debts to its shareholders, and is not inferior to similar debts to other creditors. Moreover, from the effective date of this Contract until the loans, interest, and related fees under this Contract are fully repaid, the Borrower shall not repay debts owed to its shareholders;

(6) When the after-tax net profit for the relevant accounting year is zero or negative, or when after-tax profits are insufficient to make up for accumulated losses from prior accounting years, or when pre-tax profits are not used to repay the principal, interest, and fees due under this Contract in the current accounting year, or when pre-tax profits are insufficient to repay the next installment of principal, interest, and fees, the Borrower shall not distribute dividends or bonuses to shareholders in any form;

(7) The Borrower shall not dispose of its own assets in a manner that reduces its repayment ability. The Borrower undertakes that the total amount of external guarantees provided shall not exceed 2 times its net assets, and the total amount and single-item amount of external guarantees shall not exceed the limits stipulated in its articles of association;

(8) Except for uses agreed in this Contract or approved by the Lender, the Borrower shall not transfer loan funds under this Contract to accounts under the same name or affiliated party accounts;

For transfers to the Borrower’s own-name accounts or affiliated party accounts, the Borrower shall provide relevant certification materials;

(9) Under loans under this Contract, the security conditions, loan interest rate pricing, repayment priority, and other loan conditions provided to the Lender shall not be lower than those currently or to be given to any other financial institution;

(10) The Lender has the right to recover loans early based on the Borrower’s fund return status;

(11) The Borrower shall submit to the Lender its environmental (climate), social, and governance risk reports. The Borrower declares and warrants to strengthen environmental (climate), social, and governance risk management, and undertakes to accept the Lender’s supervision. If the Borrower violates the foregoing provisions, it constitutes or shall be deemed a default event under this Contract, and the Lender may take default remedy measures in accordance with this Contract;

(12) Cooperate with the Lender in conducting due diligence work, cooperate in providing and updating information on this institution and its beneficial owners, and provide relevant transaction background information;

(13) The Lender has the right to participate in major financing, asset disposals, mergers, divisions, equity restructuring, bankruptcy liquidation, and other activities involving the Borrower in accordance with laws and regulations to protect the Lender’s creditor’s rights;

(14) Provide complete, true, and valid materials to the Lender in a timely manner.

(15) Other matters undertook by the Borrower: if the Borrower newly adds external financing, provides external guarantees (including letters of guarantee, mortgages, etc.), plans shareholder dividends, or plans to repay shareholder loans, the Borrower must notify the Lender in advance and obtain the Lender’s consent; the Lender has the right to adjust the credit strategy accordingly.

Article 12 Related-Party Transaction Disclosure Within the Group

Both parties agree that the following Clause 2 applies:

1. The Borrower does not belong to a group customer as determined by the Lender in accordance with the “Guidelines on Risk Management of Credit Business for Group Customers by Commercial Banks” (CBRC Order No. 4 of 2010) (hereinafter “the Guidelines”).

2. The Borrower belongs to a group customer as determined by the Lender in accordance with the Guidelines. The Borrower shall promptly report to the Lender related-party transactions involving 10% or more of net assets, including the related party relationships of all transaction parties, the nature of the transaction, the amount or proportion of the transaction, and pricing policies (including transactions with no consideration or only nominal consideration).

Upon occurrence of any of the following situations, the Lender has the right to unilaterally decide to stop disbursing loans already approved but not yet disbursed, and to recover part or all of the loan principal in advance: using fictitious contracts with related parties and accounts receivable and other creditor’s rights without actual trade backgrounds for bank discounting or pledge to obtain bank funds; undertaking large-scale mergers, acquisitions, and reorganizations that the Lender considers may affect the safety of the loans; intentionally evading bank creditor’s rights through related-party transactions; other circumstances stipulated in Article 18 of the Guidelines.

Article 13 Default Events and Handling

Any of the following constitutes or shall be deemed a default event by the Borrower under this Contract:

1. The Borrower fails to perform its payment and repayment obligations to the Lender in accordance with this Contract;

2. The Borrower uses loan funds in a manner not in accordance with this Contract or uses funds obtained not in accordance with the purposes agreed in this Contract; or the Borrower uses loan funds for on-lending or purchasing other financial products for arbitrage; or the Borrower uses loan funds to inflate fiscal revenues; or the Borrower illegally adds new local government hidden debts;

3. The representations made by the Borrower in this Contract are untrue, or the Borrower fails to comply with the undertakings made in this Contract;

4. The situations stipulated in Article 11, Clause 2(4) occur, and the Lender considers that the Borrower’s or guarantor’s financial condition and ability to perform obligations may be affected, while the Borrower fails to provide new security or replace guarantors as required by this Contract;

5. The Borrower’s credit status has declined;

6. The Borrower’s profitability, solvency, operating ability, and cash flow, and other financial indicators have deteriorated and breached the indicators agreed in this Contract or other financial undertakings;

7. Default events occur under other contracts between the Borrower and the Lender or other institutions of Bank of China Co., Ltd.; default events occur under credit contracts between the Borrower and other financial institutions;

8. The guarantor violates the provisions of the guarantee agreement, or default events occur under other contracts between the guarantor and the Lender or other institutions of Bank of China Co., Ltd.;

9. The Borrower ceases business operations or dissolution, revocation, or bankruptcy events occur;

10. The Borrower is involved in or may be involved in major economic disputes, litigation, or arbitration, or its assets are sealed, seized, or subject to compulsory enforcement, or the Borrower is investigated or penalized by judicial authorities, tax authorities, industrial and commercial authorities, or other administrative authorities pursuant to law, which has or may affect the Borrower’s performance of obligations under this Contract;

11. Major unusual changes in the Borrower’s key investors, key management personnel, loss of contact, or being investigated or having personal freedom restricted by judicial authorities, which has or may affect the Borrower’s performance of obligations under this Contract;

12. When the Lender conducts annual reviews of the Borrower’s financial condition and ability to perform obligations (i.e., one year after the effective date of this Contract), situations are found that may affect the Borrower’s or guarantor’s financial condition and ability to perform obligations;

13. Large or abnormal fund inflows and outflows occur in the designated return account, and the Borrower cannot provide explanatory materials accepted by the Lender;

14. Energy conservation projects are seriously delayed; severe defects appear in energy-saving technologies and equipment; major facilities or equipment shut down leading to significant decreases in energy load; actual energy savings are significantly lower than projected; energy conservation proceeds cannot be timely returned to the designated account; the Borrower participates in private high-interest lending, provides external guarantees or raises new funds without the Lender’s consent, and major financial indicators have seriously deteriorated;

15. The Borrower refuses to cooperate with the Lender in conducting due diligence investigations; the Borrower or its transaction / trading counterparts are suspected of money laundering, terrorist financing, nuclear weapons proliferation, sanctions violations, or other illegal activities, or the Borrower or guarantor is listed on sanction lists of the United Nations, China, or other applicable jurisdictions;

16. The Borrower violates other provisions in this Contract regarding the rights and obligations of the parties.

When any of the above default events occurs, the Borrower shall bear default liability, and the Lender has the right to take the following measures separately or simultaneously depending on the specific circumstances:

1. Require the Borrower and guarantor to rectify their default behavior within a time limit;

2. Fully or partially reduce, suspend, cancel, or terminate the Borrower’s credit facility;

3. Fully or partially suspend or terminate acceptance of the Borrower’s drawdown and other business applications under this Contract, and other contracts between the Borrower and the Lender; for loans not yet disbursed and trade finance not yet processed, fully or partially suspend, cancel, or terminate disbursement, payment, and processing;

4. Declare all or part of the outstanding loans / trade finance amounts under this Contract and other contracts between the Borrower and the Lender immediately due and payable;

5. Adjust the loan interest rate and charge penalty interest under this Contract;

6. Adjust the loan payment method, such as changing self-payment to entrusted payment, lowering the threshold for entrusted payment, etc.;

7. Downgrade the risk classification of all credit assets under this Contract and other contracts between the Borrower and the Lender;

8. Terminate or release this Contract, and fully or partially terminate or release other contracts between the Borrower and the Lender;

9. Require the Borrower to compensate for losses caused to the Lender due to the default, including but not limited to litigation fees, attorney fees, notarization fees, enforcement fees, and other related expenses for enforcing creditor’s rights;

10. Deduct funds from accounts opened by the Borrower with the Lender and other institutions of Bank of China Co., Ltd. to repay all or part of the obligations owed by the Borrower to the Lender under this Contract. Amounts not yet due in accounts shall be deemed due in advance. If the account currency differs from the Lender’s business pricing currency, conversion shall be at the applicable foreign exchange rate of the Lender at the time of deduction;

11. Exercise security rights;

12. Require the guarantor to assume guarantee obligations;

13. Other measures the Lender considers necessary and possible.

Article 14 Reservation of Rights

If one party fails to exercise part or all of the rights under this Contract, or fails to require the other party to perform, assume part or all of its obligations and responsibilities, it does not constitute that party’s waiver of such rights or exemption from such obligations and responsibilities.

Any tolerance, extension, or delayed exercise of rights under this Contract by one party against the other shall not affect any rights it enjoys under this Contract and laws and regulations, nor shall it be deemed a waiver of such rights.

Article 15 Amendment, Modification, and Termination

This Contract may be amended or modified in writing upon agreement of both parties, and any amendments or modifications constitute inseparable components of this Contract.

Unless otherwise required by laws and regulations or agreed upon by the parties, this Contract shall not be terminated before all rights and obligations thereunder are fully performed.

Unless otherwise required by laws and regulations or agreed upon by the parties, the invalidity of any clause of this Contract shall not affect the legal validity of other clauses.

Article 16 Applicable Law and Dispute Resolution

This Contract is governed by the laws of the People’s Republic of China (for the purposes of this Contract, not including the laws of the Hong Kong Special Administrative Region, Macao Special Administrative Region, and Taiwan).

After this Contract takes effect, all disputes arising from or in connection with the conclusion or performance of this Contract may be resolved through negotiation. If negotiation fails, either party may resolve the dispute using the following method (2):

1. Arbitration. Submit to:

China International Economic and Trade Arbitration Commission

Beijing Arbitration Commission (Beijing International Arbitration Centre)

XXX Arbitration Commission

Arbitration shall be conducted at XXX (place of arbitration) in accordance with the valid arbitration rules of the commission at the time the arbitration application is submitted. The arbitral award is final and binding on both parties.

2. Litigation. The parties may choose to resolve the dispute through litigation before Chinese courts:

File a lawsuit with the people’s court at the location of the Lender or the location of the Bank of China Co., Ltd. institution exercising rights and obligations under this Contract;

File a lawsuit with the International Commercial Court of the Supreme People’s Court (for international commercial disputes with a subject matter of RMB 300 million or more);

File a lawsuit with the people’s court with jurisdiction.

During the dispute resolution period, if the dispute does not affect the performance of other clauses of this Contract, those other clauses shall continue to be performed.

Article 17 Attachments

The following attachments and other attachments jointly confirmed by both parties constitute inseparable components of this Contract and have the same legal effect as this Contract:

1. Drawdown Application (form);

2. Notice of Annualized Loan Interest Rate (form).

Article 18 Other Provisions

1. Without the Lender’s prior written consent, the Borrower shall not transfer any rights or obligations under this Contract to a third party.

2. If the Lender needs to entrust other institutions of Bank of China Co., Ltd. to exercise rights and obligations under this Contract due to business needs, or to transfer the loan business under this Contract to other institutions of Bank of China Co., Ltd. for acceptance and management, the Borrower acknowledges and agrees. Other Bank of China Co., Ltd. institutions authorized by the Lender, or Bank of China Co., Ltd. institutions accepting the loan business under this Contract, have the right to exercise all rights under this Contract, and have the right to file lawsuits, submit to arbitration, or apply for compulsory enforcement with courts in the name of such institutions in connection with disputes under this Contract.

3. Without affecting other provisions of this Contract, this Contract shall be legally binding on both parties and their respective heirs and assignees arising from applicable law.

4. Unless otherwise agreed, both parties designate the addresses stated in this Contract as communication and contact addresses, confirmed by both parties as valid delivery addresses. The scope of delivery address application includes all notices and contract documents during the performance of this Contract by both parties, as well as the delivery of relevant documents and legal documents in connection with disputes arising from this Contract (including but not limited to all stages of arbitration, civil litigation procedures including first instance, second instance, trial supervision, jurisdictional objections and reconsideration, retrial, and enforcement proceedings). Legal documents include but are not limited to various notices, arbitral awards, judgments, rulings, conciliation statements, and mediation letters.

The Borrower agrees that the Lender or arbitration institutions and courts may send faxes and emails to the Borrower listed in this Contract to deliver relevant documents and legal documents in electronic form.

When both delivery addresses and electronic delivery methods are agreed upon, either method may be chosen; delivery to the Borrower’s designated address and electronic delivery have equal legal effect. If multiple delivery methods are used for the same item or legal document, all are valid, with the earliest delivery date as the date of delivery.

If the delivery address or method changes, the changing party shall notify the other party in writing XXX working days in advance. During arbitration and civil litigation procedures, any change of address or method shall fulfill the obligation of notifying the arbitration institution and court of the change of delivery address or method. If one party fails to fulfill the notification obligation as required, the delivery address or method confirmed in this Contract shall still be deemed valid.

If, due to inaccurate delivery address or method provided or confirmed by one party, untimely notification of change of delivery address or method, refusal by the designated recipient to accept delivery, or other reasons, legal documents cannot be actually received by one party: for mailed delivery, the date the document is returned shall be deemed the delivery date; for personal delivery, the date the deliverer notes the circumstances on the delivery receipt shall be deemed the delivery date; for electronic delivery, the date the document automatically enters the Borrower’s designated system shall be deemed the delivery date.

The provisions in this clause regarding delivery addresses and methods for relevant documents and legal documents constitute the conditions for confirmation of valid delivery addresses independently existing in this Contract; if this Contract is fully or partially confirmed as invalid or revoked, this clause shall continue to be valid.

5. Transactions under this Contract are conducted based on the independent interests of both parties. As required by relevant laws, regulations, and regulatory requirements, the other parties forming related parties of the Lender under other transactions shall not seek to use such related party relationships to affect the fairness of transactions.

6. The headings and business names in this Contract are used only for convenience of reference and shall not serve as the basis for interpreting the content and rights and obligations of the parties.

7. In accordance with laws and regulations, given that the Borrower applies to the Lender for financial products or services related to the credit facility, the Borrower agrees and authorizes the Lender to collect, query, store, use, process, transmit, provide, and delete the following information about the Borrower during relevant financial product and service due diligence, review and approval, business processing, financing disbursement, post-loan management, collateral registration and disposal, and overdue collection processes:

(1) The Borrower’s relevant information in the Financial Credit Information Basic Database and other credit information databases established pursuant to law;

(2) The Borrower’s industrial and commercial registration information, customs import and export information, tax information, invoice information, financial information, water and electricity fee payment status and data, payroll agency information, telecommunications fee payment information, POS collection data, internet credit information, payment and settlement information, mortgage information, and other relevant information of this entity held by third-party institutions;

(3) The Borrower’s public security case information, litigation or arbitration information, asset sealing / seizure / compulsory enforcement situations, court litigation judgments, arbitral awards, administrative penalties, social insurance payment situations, etc.;

(4) Information generated or obtained in the course of the Lender providing financial products or services to the Borrower;

(5) For the avoidance of doubt, relevant information does not include any information obtainable through public channels.

The Borrower agrees and authorizes the Lender to collect, query, store, use, process, transmit, provide, and delete the above information, specifically including:

(1) Querying the Borrower’s relevant information through the Financial Credit Information Basic Database and other credit information databases established pursuant to law;

(2) Providing information related to this Contract and other relevant information of the Borrower to the Financial Credit Information Basic Database and other credit information databases established pursuant to law, for qualified institutions or individuals to query and use pursuant to law;

(3) Sharing the above relevant information internally among Bank of China Co., Ltd. group members to meet the needs of post-loan management and legal and regulatory requirements for unified credit management of the Borrower;

(4) Providing the above relevant information to relevant third-party institutions as needed for credit facility business processing, overdue debt collection, creditor’s rights transfer, and post-loan management.

This authorization is valid until the date when the Borrower has fully settled all credit facilities within the scope of the Lender’s group.

8. If the drawdown date or repayment date falls on a weekend or statutory holiday and other non-working days, it shall be postponed to the first working day after the non-working day.

9. If the Lender cannot perform this Contract or cannot perform this Contract as agreed due to changes in laws and regulations or regulatory provisions or regulatory authority requirements, the Lender has the right to terminate or change the performance of this Contract in accordance with changes in laws and regulations or regulatory provisions or regulatory authority requirements. If this Contract is terminated or changed due to such reasons causing the Lender to be unable to perform or unable to perform this Contract as agreed, the Lender shall be exempt from liability.

10. The Borrower may consult and complain about this Contract and business and charges under this Contract through the Lender’s contact telephone number listed in this Contract.

Article 19 Contract Effectiveness

This Contract takes effect upon signature by the legal representatives (responsible persons) or their authorized signatories of both the Borrower and the Lender and affixing the official seals.

This Contract is made in XXX copies; the Borrower and the Lender each hold XXX copy, all having equal legal effect.

Borrower: Shengfeng Logistics Group Co., Ltd.

Authorized Signatory: XXX

Date: XXX

Lender: Bank of China Co., Ltd. Fuzhou Jian’an Branch

Authorized Signatory: XXX

Date: XXX

Attachment Notice of Annualized Loan Interest Rate

Reference No.: XXX

To: XXX (Borrower)

1. Our institution has signed a “Working Capital Loan Contract” with reference number XXX with your company. Under the aforementioned contract, the annualized interest rate of loans provided by our institution to your company is XXX. This annualized interest rate (simple interest / simple-compound interest combination (choose one)) includes:

(1) Loan interest calculated based on the loan interest rate stipulated in Article 4, Clause 1 of the aforementioned contract;

(2) Various fees directly related to the loan as stipulated in Clause XXX of the aforementioned contract; (delete if not applicable)

(3) Various fees directly related to the loan as stipulated in the agreement with reference number XXX separately signed by your company with our institution. (delete if not applicable)

2. This notice, as an attachment to the aforementioned contract, constitutes an inseparable component thereof, has the same legal effect as the aforementioned contract, and matters not specified herein are governed by the aforementioned contract.

Lender: XXX

Authorized Signatory: XXX

Date: XXX